                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made this 11th day of October, 2005 (the "Agreement"), by and between FIRST FEDERAL SAVINGS BANK, a federally-chartered savings bank (the "Bank"), FEDFIRST FINANCIAL CORPORATION (the "Company") and PATRICK G. O'BRIEN ("Executive").

                                   WITNESSETH

         WHEREAS, Executive has accepted employment with the Bank in a position of substantial responsibility;

         WHEREAS, the Bank and Executive wish to set forth the terms and conditions of Executive's employment;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and upon the other terms and conditions provided for in this Agreement, the parties hereby agree as follows:

         1.       EMPLOYMENT. The Bank and the Company will employ Executive as
                  ----------
Executive Vice President and Chief Operating Officer. Executive will perform all duties and shall have all powers commonly incident to such offices or which, consistent with those offices, the Boards of Directors of the Bank and the Company (the "Board") delegates to Executive. Executive shall report to the Board.

         2.       LOCATION AND FACILITIES. The Bank will furnish Executive with
                  -----------------------
the working facilities and staff customary for the positions held by Executive. The Bank will locate the office and staff of Executive at the principal administrative offices of the Bank.

         3.       TERM.
                  ----

                  a. The term of this Agreement shall include (i) the initial term, consisting of the period commencing on September 19, 2005 (the "Effective Date") and ending on September 19, 2007, plus (ii) any and all extensions of the initial term made pursuant to this
                           Section 3.

                  b. Not later than September 19, 2006, and prior to each September 19th thereafter, the disinterested members of the Board may extend the term of this Agreement for an additional twelve months so that the remaining term of the Agreement becomes twenty-four months, unless Executive elects not to extend the term of this Agreement by giving written notice of his intentions in accordance with Section 17 of this Agreement. Each year, the Board will review Executive's performance for purposes of determining whether to extend the term of this Agreement and will include the rationale and results of its review in the minutes of its meeting. Executive shall receive notice as soon as possible after such review as to whether the Agreement will be extended for an additional year.

         4.       BASE COMPENSATION.
                  -----------------

                  a. The Bank agrees to pay the Executive an annual base salary of $150,000, payable in accordance with the customary payroll practices of the Bank.

                  b. Each year, the Board will review the level of Executive's base salary, based upon factors they deem relevant, in order to determine whether to maintain or increase Executive's base salary.

         5.       BONUSES. Executive shall receive a $12,500 signing bonus upon
                  -------
the effective date of this Agreement. In addition, Executive will participate in discretionary bonuses or other incentive compensation programs the Bank may sponsor or award from time to time to other senior management employees on such terms as the Board may establish.

         6.       BENEFIT PLANS.
                  -------------

                  a. Executive will participate in the employee welfare benefit plans the Bank maintains for the benefit of its employees on the same terms as other employees. As of the effective date of this Agreement, those benefits include group-term life insurance, health and dental insurance, life insurance and short- and long- term group disability insurance. The Bank agrees to reimburse Executive the cost of COBRA coverage provided by a prior employer during the period in which Executive is not eligible to participate in the health and welfare plans sponsored by the Bank. During the term of this Agreement, Executive may also participate in the employee stock ownership plan and retirement savings plan (i.e., 401(k) plan) sponsored by the Bank on the same terms as other employees.

                  b. In connection with the implementation of any shareholder approved equity incentive plan, the Compensation Committee of the Company Board will consider Executive for participation in the plan. In the event that, at the Company's first annual meeting occurring after the effective date of this Agreement, fails to seek shareholder approval of such plan, Executive will receive a one-time cash payment equal to the difference between $75,000 and the total cash bonuses Executive receives (e.g., the signing bonus described in Section 5 and discretionary bonuses) prior to the first anniversary date of this Agreement. Said payment will be made within ten (10) days of the first anniversary date of this Agreement.

         7.       VACATION AND LEAVE. Executive may take up to four weeks paid
                  ------------------
vacation and three paid personal days annually. Any other leave may be taken in accordance with the Bank's general personnel policies. Executive shall not be charged leave of any kind for attendance at professional meetings, seminars or continuing education programs.

         8.       EXPENSE PAYMENTS AND REIMBURSEMENTS.
                  -----------------------------------

                  a. The Bank will reimburse Executive for all reasonable and documented out-of-pocket business expenses (including, but not limited to, business cell phone use, parking, business entertainment, seminars and membership fees for organizations approved by the Board and dues for such organizations) incurred in connection with his services under this Agreement. Executive must substantiate the payment of all expenses in accordance with applicable policies of the Bank.

                  b. Executive will receive a monthly payment of $948.18 as a car allowance during the term of this Agreement. In addition, Executive shall be reimbursed at the rate of 35 cents per mile for business use of his vehicle.

         9.       LOYALTY AND CONFIDENTIALITY.
                  ---------------------------

                  a.       During the term of this Agreement, Executive shall:
                           (i) devote all his business time, attention, skill, and efforts to the faithful performance of his duties as Executive Vice President and Chief Operating Officer of the Bank and the Company; provided, however, that from time to time, Executive may serve on the board of directors of, and hold any other offices or positions in, companies or organizations that will not present any conflict of interest with the Bank or any of their affiliates, and that will not unfavorably affect the performance of Executive's employment duties, and that will not violate any applicable statute or regulation. Executive shall not engage in any business or activity contrary to the business affairs or interests of the Bank and Company.

                  b. Nothing contained in this Agreement prevents or limits Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank and Company, or, solely as a passive, minority investor, in any business.

                  c. Executive agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the Bank or the Company; the names or addresses of any borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Bank or the Company which he gains or of which he becomes aware during the course of his employment with the Bank or the Company. Executive further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information not generally known to the public, nor shall he use the information in any way other than for the benefit of the Bank or the Company.

         10.      TERMINATION AND TERMINATION PAY. Executive, the Bank or the
                  -------------------------------
Company may terminate Executive's employment under the following circumstances:

                  a.       DEATH. Executive's employment under this Agreement
                           -----
                           shall terminate upon his death during the term of this Agreement, in which event Executive's estate shall receive the compensation due to Executive through the last day of the calendar month in which his death occurred.

                  b.       RETIREMENT. This Agreement shall terminate upon
                           ----------
                           Executive's retirement under the retirement benefit plan or plans in which he participates pursuant to
                           Section 6 of this Agreement or otherwise.

                  c.       DISABILITY.
                           ----------

                           i. The Board or Executive may terminate Executive's employment after having determined Executive has suffered a Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs Executive's ability to substantially perform his duties under this Agreement and results in Executive becoming eligible for long-term disability benefits under any long-term disability plans of the Bank (or, if no such benefits exist, that impairs Executive's ability to substantially perform his duties under this Agreement for a period of at least one hundred eighty (180) consecutive days). The Board, in good faith, shall determine whether or not Executive becomes and continues to be permanently disabled for purposes of this Agreement, based upon competent medical advice and other factors that the Board reasonably believes to be relevant. As a condition to any benefits, the Board may require Executive to submit to physical or mental evaluations and tests as the Board or its medical experts deem reasonably appropriate (copies of which shall promptly be provided to Executive and/or his designated representative).

                           ii. In the event of his Disability, Executive shall no longer be obligated to perform services under this Agreement. The Bank will pay Executive, as Disability pay, an amount equal to two-thirds ((2)/3) of Executive's weekly rate of base salary in effect as of the date of his termination of employment due to Disability. The Bank will make Disability payments on a monthly basis commencing on the first day of the month following the effective date of Executive's termination of employment due to Disability and ending on the earlier of: (A) the date he returns to full-time employment at the Bank in the same capacity as he was employed prior to his termination for Disability; (B) his death; (C) his attainment of age 65; or
                                    (D) the date the Agreement would have
                                    expired had Executive's employment not
                                    terminated by reason of Disability. The Bank will reduce Disability pay otherwise due to Executive under this provision by the amount of any short- or long-term disability benefits payable to Executive under any other disability programs sponsored by the Bank. In addition, during any period of Executive's Disability, the Bank shall continue to provide Executive and his dependents, to the greatest extent possible, all benefits (including, without limitation, benefits under retirement plans and medical, dental and life insurance plans) provided to Executive and his dependents prior to his Disability, on the same terms as if Executive remained actively employed by the Bank.

                  d.       TERMINATION FOR CAUSE.
                           ---------------------

                           i. The Board, by written notice to Executive in the form and manner specified in this paragraph, may immediately terminate Executive's employment at any time for "Cause". Executive shall have no rights to receive compensation or other benefits for any period after termination for Cause, except for already vested benefits. Termination for "Cause" shall mean termination because of, in the good faith determination of the Board, Executive's:

                                    (1)     Personal dishonesty;

                                    (2)     Incompetence;

                                    (3)     Willful misconduct;

                                    (4)     Breach of fiduciary duty involving
                                            personal profit;

                                    (5)     Intentional failure to perform
                                            duties under this Agreement;

                                    (6)     Willful violation of any law, rule
                                            or regulation (other than traffic
                                            violations or similar offenses) that
                                            reflects adversely on the reputation
                                            of the Bank, any felony conviction,
                                            any violation of law involving moral
                                            turpitude, or any violation of a
                                            final cease-and-desist order; or

                                    (7)     Material breach by Executive of any
                                            provision of this Agreement.

                  ii. Notwithstanding the foregoing, Executive's termination for Cause will not become effective unless the Bank has delivered to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board, at a meeting of the Board called and held for the purpose of finding that, in the good faith opinion of the Board (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board with counsel), Executive was guilty of the conduct described above and specifying the particulars of his conduct.

                  e.       VOLUNTARY TERMINATION BY EXECUTIVE. In addition to
                           ----------------------------------
                           his other rights to terminate employment under this Agreement, Executive may voluntarily terminate employment during the term of this Agreement upon at least sixty (60) days prior written notice to the Board. Upon Executive's voluntary termination, Executive will receive only his compensation, vested rights and employee benefits up to the date of his termination.

                  f.       WITHOUT CAUSE.
                           -------------

                           i. In addition to termination pursuant to Sections 10(a) through 10(e), the Board may, upon providing written notice to Executive, immediately terminate his employment at any time for a reason other than Cause (a termination "Without Cause").

                           ii.      In the event of his termination of
                                    employment under this Section 10(f),
                                    Executive shall continue to receive his base salary at the rate in effect at his termination date for the remaining term of the Agreement.

                  g.       CHANGE IN CONTROL. In the event that the employment
                           -----------------
                           of the Executive is involuntarily terminated within one (1) year of a Change in Control (as defined in paragraph h below) Executive shall be entitled to the following benefit:

                           i. a lump sum payment equal to three (3) times Executive's base salary as of the date of the Change in Control; and

                           ii. continuation at the Bank's expense of health and dental coverage for Executive and his dependents for a period not to exceed the earlier of (i) 36 months from Executive's termination date; (ii) Executive's employment with another employer; or (iii) Executive's death.

                  h.       DEFINITION OF CHANGE IN CONTROL. For purposes of this
                           -------------------------------
                           Agreement, a "Change in Control" means any of the following events:

                           i.       MERGER: The Company merges into or
                                    ------
                                    consolidates with another corporation, or merges another corporation into the Company, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

                           ii.      ACQUISITION OF SIGNIFICANT SHARE OWNERSHIP:
                                    ------------------------------------------
                                    There is filed, or required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner(s) of 25% or more of a class of the Company's voting securities, but this clause (ii) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

                           iii.     CHANGE IN BOARD COMPOSITION:  During any
                                    ---------------------------
                                    period of two consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

                           iv.      SALE OF ASSETS: The Company sells to a third
                                    --------------
                                    party all or substantially all of its
                                    assets.

         Notwithstanding anything in this Agreement to the contrary, in no event shall the reorganization of the Bank from the mutual holding company form of organization to the full stock holding company form of organization (including the elimination of the mutual holding company) constitute a "Change in Control" for purposes of this Agreement.

         i.       LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES.  If the
                  --------------------------------------------------
                  payments and benefits pursuant to Section 10 of this Agreement, either alone or together with other payments and benefits which Executive has the right to receive from the Company and the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 10 shall be reduced or revised, in the manner determined by Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 10 being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 10 shall be based upon the opinion of the Company and the Bank's independent public accountants and paid for by the Company and the Bank. In the event that the Company, the Bank and/or Executive do not agree with the opinion of such counsel, (i) the Company and the Bank shall pay to Executive the maximum amount of payments and benefits pursuant to Section 10, as selected by Executive, which such opinion indicates there is a high probability do not result in any of such payments and benefits being non-deductible to the Company and the Bank and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Company and the Bank may request, and Executive shall have the right to demand that they request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 10 have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Company and the Bank, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Company, the Bank and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which Executive may be entitled upon termination of employment other than pursuant to Section 10 hereof, or a reduction in the payments and benefits specified in Section 10 below zero.

         11.      INDEMNIFICATION AND LIABILITY INSURANCE.
                  ---------------------------------------

                  a.       INDEMNIFICATION.  The Bank and Company agree to
                           ---------------
                           indemnify Executive (and his heirs, executors, and administrators) under this Agreement, and to advance expenses related to this indemnification, to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities that Executive reasonably incurs in connection with or arising out of any action, suit, or proceeding in which he becomes involved by reason of his service as an Executive of the Bank and the Company (whether or not Executive continues to serve as an Executive at the time of incurring the expenses or liabilities). Covered expenses and liabilities include, without limitation, judgments, court costs, attorneys' fees and the costs of reasonable settlements (subject to Board approval), provided legal action is brought against Executive in his capacity as an Executive of the Bank, the Company or any of its subsidiaries. Indemnification for expenses shall not extend to matters related to Executive's termination for "Cause." Notwithstanding anything in this Section 11(a) to the contrary, the Bank and the Company shall not be required to provide any indemnification otherwise prohibited by applicable law or regulation. The obligations of this Section 11(a) shall survive the term of this Agreement (including extensions thereof) by a period of six (6) years.

                  b.       INSURANCE. During the period in which the Bank and
                           ---------
                           the Company must indemnify Executive, the Bank and the Company, at its expense, will arrange for Executive's coverage (and his heirs, executors, and administrators) under a directors' and executives' liability policy at least equivalent to the insurance coverage provided to directors and other senior executives of the Bank and the Company.

         12.      REIMBURSEMENT OF EXECUTIVE'S EXPENSES TO ENFORCE THIS
                  -----------------------------------------------------
AGREEMENT.  The Bank will reimburse Executive for all out-of-pocket expenses,
---------
including, without limitation, reasonable attorneys' fees, that Executive incurs in connection with his successful enforcement of the Bank's obligations under this Agreement. Successful enforcement shall mean the grant of an award of money or the requirement that the Bank take some action specified by this Agreement: as a result of court order; or otherwise following an initial failure by the Bank to pay such money or take such action promptly following receipt of a written demand from Executive stating the reason that the Bank must make payment or take action under this Agreement.

         13.      INJUNCTIVE RELIEF.  Upon a breach or threatened breach of the
                  -----------------
prohibitions upon disclosure contained in Section 9(c) of this Agreement, the parties agree that there is no adequate remedy at law for such breach, and the Bank shall be entitled to injunctive relief restraining Executive from such breach or threatened breach, but such relief shall not be the exclusive remedy for a breach of this Agreement. The parties to this Agreement further agree that Executive, without limitation, may seek injunctive relief to enforce the Bank's obligations under this Agreement.

         14.      SOURCE OF PAYMENTS.  All payments provided for in this
                  ------------------
Agreement shall be timely paid in cash or check from the general funds of the Bank or the Company.

         15.      SUCCESSORS AND ASSIGNS. This Agreement shall inure to the
                  ----------------------
benefit of and be binding upon any corporate or other successor of the Bank and the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company. Since the Bank and the Company have contracted for the unique and personal skills of Executive, Executive shall not assign or delegate his rights or duties hereunder without first obtaining the written consent of the Bank and the Company.

         16.      NO MITIGATION. Executive shall not be required to mitigate the
                  -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no payment under this Agreement shall be offset or reduced by any compensation or benefits provided to Executive in any subsequent employment.

         17.      NOTICES.  All notices, requests, demands and other
                  -------
communications made in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed to the Bank at its principal business office and to Executive at his home address as maintained in the records of the Bank.

         18.      NO PLAN CREATED BY THIS AGREEMENT. Executive, the Bank and the
                  ---------------------------------
Company expressly declare and agree that this Agreement was negotiated between them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and each party expressly waives any right to assert the contrary. Any party who makes such an assertion in any judicial or administrative filing, hearing, or process shall have materially breached this Agreement upon making the assertion.

         19.      AMENDMENTS.  No amendments or additions to this Agreement will
                  ----------
bind the parties unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         20.      APPLICABLE LAW. Except to the extent preempted by federal law,
                  --------------
Pennsylvania law shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         21.      SEVERABILITY. The provisions of this Agreement shall be deemed
                  ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement.

         22.      HEADINGS.  Headings contained in this Agreement are for
                  --------
convenience of reference only.

         23.      ENTIRE AGREEMENT. This Agreement, together with any
                  ----------------
understanding or modifications agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement, other than written agreements with respect to specific plans, programs or arrangements described in Sections 5 and 6.

         24.      REQUIRED PROVISIONS.  In the event any of the foregoing
                  -------------------
provisions of this Agreement are in conflict with the terms of this Section 24, this Section 24 shall prevail.

                  a. The Board may terminate Executive's employment at any time, but any termination by the Board, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in
                           Section 10 of this Agreement.

                  b. If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Sec. 1818(e)(3) or
                           (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion: (i) pay Executive all or part of the compensation withheld while contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

                  c. If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Sec. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  d. If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Sec. 1813(x)(1), all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                  e. All obligations of the Bank under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the institution: (i) by the Director of the OTS (or his designee) or the FDIC, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Sec. 1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

                  f. Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Sec. 828(k) and 12 C.F.R. Sec. 545.121 and any rules and regulations promulgated thereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

Attest:                                  FIRST FEDERAL SAVINGS BANK



/s/ DaCosta Smith, III                   By: /s/ John M. McGinley
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Attest:                                  FEDFIRST FINANCIAL CORPORATION



/s/ DaCosta Smith, III                   By: /s/ John M. McGinley
-------------------------------              -----------------------------------

                                         EXECUTIVE



/s/ DaCosta Smith, III                   /s/ Patrick G. O'Brien
-------------------------------          ---------------------------------------
Witness                                  Patrick G. O'Brien